Exhibit 99.1

Grid Dynamics Acquires Netherlands-based Daxx, Expands Footprint in Western Europe

SAN RAMON, CA - December 14, 2020 - Grid Dynamics Holdings, Inc. (Nasdaq: GDYN) (“Grid Dynamics”), a leader in enterprise-level digital transformation, today announced it has acquired Daxx, a Netherlands-based software development and technology consulting company.

Headquartered in Amsterdam with engineering centers situated in major tech hubs across Ukraine, Daxx brings more than 20 years experience in delivering highly differentiated software services to clients across a wide range of industry verticals. In addition to high-end software development, the company provides consulting services spanning agile process reengineering, lean development, and DevOps. Daxx serves customers in the Netherlands, Germany, U.K., and U.S., enjoying long-term relationships with high-growth start-ups and established software companies operating in the fields of digital media, healthcare, education, and high tech.

“We are very pleased to welcome Daxx into the Grid Dynamics family. This acquisition marks an important milestone in the company’s history. Amsterdam is a well-known innovation hub, and we are excited to make it our beachhead as we expand our client presence throughout Western Europe. Daxx and Grid Dynamics share a culture of technical innovation and excellence, accentuated by a deep focus on European delivery. This acquisition marks another step in our journey to become a company with truly global reach.” said Leonard Livschitz, Chief Executive Officer of Grid Dynamics.

“Becoming part of Grid Dynamics is a great opportunity for Daxx” said Bart Kuyper, co-founder and Managing Director of Daxx. “Grid Dynamics is known for bringing digital transformation to top enterprises”. Jeroen Rijnen, co-founder and Managing Director of Daxx, added “We are excited to become a part of the latest wave of digital disruption that is reshaping the entire industry landscape.”

About:

Grid Dynamics (Nasdaq: GDYN) is a digital-native technology services provider that accelerates growth and bolsters competitive advantage for Fortune 1000 companies. Grid Dynamics provides digital transformation consulting and implementation services in omnichannel customer experience, big data analytics, search, artificial intelligence, cloud migration and application modernization. Grid Dynamics achieves high speed-to-market, quality, and efficiency via technology accelerators, an agile delivery culture and global engineering talent. Founded in 2006, Grid Dynamics is headquartered in Silicon Valley with offices across the U.S. and Central and Eastern Europe. To learn more about Grid Dynamics, please visit www.griddynamics.com.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results of Grid Dynamics to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include, without limitation, the quotations of management and statements about the potential benefits from the acquisition of Daxx.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Grid Dynamics’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: our ability to successfully integrate Daxx’s business; costs related to the acquisition; whether our market grows as anticipated; the competitive environment and competitive responses to the acquisition; general market and business conditions; any unanticipated impact of accounting for the acquisition; and other risks and uncertainties indicated in Grid Dynamics’ filings with the SEC.

Grid Dynamics cautions that the foregoing list of factors is not exclusive. Grid Dynamics cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Grid Dynamics does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Further information about factors that could materially affect Grid Dynamics, including its results of operations and financial condition, is set forth under the “Risk Factors” section of the Company’s quarterly report on Form 10-Q filed November 5, 2020 and in other periodic filings Grid Dynamics makes with the SEC.